Exhibit 10.1

Share Transfer Agreement

Party A：

Zhiyu Liu, (the shareholder of the acquisition target, Beijing Zhihe Ruikang Hospital Management Ltd. or “transferor”), male, aged 67.

Party B: China Northern Pharmacy Holding Group Limited (“CNPH” or “Transferee”)

Acquisition target: Beijing Zhihe Ruikang Hospital Management Ltd. (“ZHRK”)

Principle:

1. Party A has 100% share of ZHRK and intent to transfer all shares to Party B.

2. All US Dollars mentioned in this agreement is at the exchange rate of 1:6.82.

I. Pricing

Party A will sell the 100% share of ZHRK to Party B for the price of RMB 2.4 million (Approximately $350,000).

II. Delivery and Payment

In 5 business days after the agreement is effective, Party B will pay Party A RMB1.2 million or the equivalent US Dollar as the deposit. After the transfer of shares finished and at the last calendar day of the month which the 8K filed (the “closing date”), Party B will pay another RMB 1.2 million balance or equivalent US Dollar to Party A.

Party B will execute shareholder rights after the closing date.

Party A confirms to give up all operating results between the date this agreement is signed and the closing date. Party A also agrees not to negotiate the price based on the operation results during the mentioned period.

III. Promises from Party A

Party A has all ownership and disposal right of the shares of the target. Party A will assume the economic and legal liabilities if that are not the case.

After the closing, if Party A operates or sets up a similar business in the same area, he should ask Party B if Party B is interested in investing in this similar business. Party B should reply in 30 days after receiving the request. If Party B confirmed in written that he does not invest, Party A can operate or set up similar business in the same area where Zhihe Ruikang is located. If Party B confirmed that he is willing to invest, Party B has the right to invest in such a company and Party B should have more than 51% shares.

IV. Contingent Liabilities and Risk Management

After signing this agreement, Party A should assume the liabilities that happened before the signature date and that did not notify Party B.

In 60-90 business days after this agreement effective, Party A should accomplish all documents that needed to maintain the company good standing. If the contingency risk does not be eliminated, Party B has the right to freeze the unpaid capital until the risk has been eliminated. The liabilities and other liabilities, or the loss caused to Party B, should assumed by Party A.

Party A:

Name (Print): Zhiyu Liu
Signature: Zhiyu Liu

Party B:

Name (Print): Tao Liu
Signature: Tao Liu